Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations Laurie Little	Media Contact Ben Haber
212/481-2050	617/624-3200
extreme@tpr-ir.com	ExtremeUS@racepointglobal.com

Extreme Networks Reports Third Quarter Fiscal Year 2017 Financial Results

SAN JOSE, Calif., May 3, 2017 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fiscal third quarter ended March 31, 2017.

•	Third quarter revenue was $148.7 million, an increase of 19.0% year-over-year.

•	GAAP gross margin for the third fiscal quarter was 55.3% and non-GAAP gross margin was 57.0%, an increase of 360 basis points year-over-year.

•	GAAP operating margin for the third fiscal quarter was (2.2)% and non-GAAP operating margin was 9.4%, an increase of 510 basis points year-over-year.

•	GAAP net loss for the third fiscal quarter was $5.6 million, or $0.05 per basic share, and non-GAAP net income was $11.6 million, or $0.10 per diluted share, an increase of $0.07 year-over-year.

“We are pleased to deliver our eighth consecutive quarter of strong financial results as demonstrated by  continued growth in gross margins, operating income and earnings – all exceeding expectations,” stated Ed Meyercord, President and CEO of Extreme Networks.  “The strength of our cash flow and top line growth, driven by the successful integration of the Zebra WLAN acquisition, highlights the success of our accretive acquisition strategy.  While our more disciplined discounting policies put pressure on revenue during the quarter, our focus on higher quality customer solutions contributed to enhanced non-GAAP gross margins that grew 360 basis points year-over-year.  This improvement, combined with our operating expense management, drove cash flows significantly higher as evidenced by our non-GAAP operating income that more than doubled from the same period a year ago.

“During the quarter, we also took proactive steps to strengthen our competitive position in the enterprise networking market by signing asset purchase agreements with Avaya and Brocade,” continued Meyercord.   “Both companies have blue chip enterprise customers across our target verticals, as well as strong teams of talented networking professionals and newly refreshed product and software portfolios with differentiated technology. These strengths will further elevate Extreme’s competitiveness, especially in the data center.

“Moving forward, we are well positioned to take share in the enterprise networking industry with a significantly expanded, high quality enterprise customer base and new innovative products. We are the only pure play IP networking company solely focused on a strategy of software-driven, end-to-end, wired and wireless networking solutions for enterprise customers with 100% insourced customer service,” concluded Meyercord.

Recent Key Events:

•

Successfully Integrated Zebra’s Wireless LAN Business: The recently acquired Wireless LAN business has already provided significant contributions to Extreme’s earnings and cash flow growth in the quarter, showcasing the strength of the Company’s execution of our acquisition strategy, Zebra WLAN has been successfully consolidated into our business operations.

•

Signed Agreement to Acquire Avaya’s Networking Business: Extreme entered into an asset purchase agreement with Avaya Inc. to acquire its networking business in Avaya’s bankruptcy process as the stalking horse bidder. Avaya’s technology, heritage and enterprise campus focus with a similar solutions-driven go-to-market approach complements Extreme’s strategy. Avaya’s fixed and modular switching and advanced software-licensing capabilities, combined with the successful roll out of its next generation Layer 2 fabric technology that provides hyper-segmentation, native stealth and automatic elasticity, will add to Extreme’s solutions portfolio.

•

Signed Agreement to Purchase Brocade’s Data Center Networking Business: Extreme entered into an agreement to acquire Brocade Communications Systems, Inc.’s data center switching, routing, and analytics business from Broadcom following Broadcom’s acquisition of Brocade. Extreme will be adding Brocade’s completely refreshed SLX family of data center products and over 6,000 Brocade enterprise customers mostly on the VDX switching and MLX routing platform. The deal, once consummated, will significantly strengthen Extreme’s position in the expanding high-end data center market and reinforce the Company’s strategy of delivering software-driven networking solutions focused on the enterprise customer.

•

Introduced Powerful Retail Guest Analytics Solution: Extreme introduced its Retail Guest Analytics solution as part of its new ExtremeWireless™ WiNG product portfolio, which is a highly integrated and customizable platform that enables retailers to better understand shoppers’ in-store habits and create personalized offers.

•

Introduced Information Governance Engine: Extreme introduced the Information Governance Engine, an optional add-on to the ExtremeManagement™ product portfolio, enabling CISOs and CIOs to establish and maintain a clinical baseline that demonstrates compliance with HIPAA and PCI standards for their mission-critical networks.

•

Continued Customer Momentum: Extreme announced steady growth in acquiring new community college customers worldwide, including Alabama Southern Community College, Halifax Community College, College of the Canyons, Southern Union State Community College and Johnston Community College.

•

Powered “Most Connected” Super Bowl: As the Official Wi-Fi and Wi-Fi Analytics provider of Super Bowl LI, Extreme’s entire suite of technologies was utilized to power Super Bowl LI at NRG Stadium, connected to over 35,000 fans, and transferred a record breaking 11.8 Terabytes of data across the Wi-Fi network during the game.

•

Class Action Shareholder Litigation Dismissed: On April 27, 2017 the court issued an opinion granting our motion to dismiss the litigation. The plaintiffs were given leave to amend the complaint by May 29, 2017.  If they do, we intend to continue to defend the case zealously.

Fiscal Q3 2017 Financial Metrics:

	2017	2016	Change
GAAP Results of Operations
Product	$110.8	$92.7	$18.1	20%
Service	37.9	32.2	5.7	18%
Total Net Revenue	$148.7	$124.9	$23.8	19%
Gross Margin	55.3%	50.2%	5.1%	10%
Operating Margin	(2.2)%	(7.1)%	4.9%	69%
Net Loss	$(5.6)	$(10.8)	$5.2	48%
Loss per basic share	$(0.05)	$(0.10)	$0.05	50%
Non-GAAP Results of Operations
Product	$110.8	$92.7	$18.1	20%
Service	37.9	32.6	5.3	16%
Total Net Revenue	$148.7	$125.3	$23.4	19%
Gross Margin	57.0%	53.4%	3.6%	7%
Operating Margin	9.4%	4.3%	5.1%	119%
Net Income	$11.6	$3.5	$8.1	232%
Earnings per diluted share	$0.10	$0.03	$0.07	233%

•	Cash and investments ended the quarter at $117.3 million, as compared to $103.8 million from the prior quarter and increased $29.0 million from the prior year.
•	Accounts receivable balance ending Q3 was $102.0, with days sales outstanding (“DSO”) of 62.
•	Inventory ending Q3 was $47.7 million, an increase of $0.3 million from the prior quarter and a decrease of $5.1 million from the prior year.

Business Outlook:

Extreme’s Business Outlook is based on current expectations.  The following statements are forward-looking, and actual results could differ materially based on market conditions and the factors set forth under “Forward-Looking Statements” below.

For its fourth quarter of fiscal 2017 ending June 30, 2017, the Company is targeting revenue in a range of $168.0 million to $178.0 million.  GAAP gross margin is targeted between 55.6% and 56.6% and non-GAAP gross margin is targeted between 56.5% and 57.5%. Operating expenses are targeted to be between $86.0 million and $90.0 million on a GAAP basis and $76.5 million to $80.5 million on a non-GAAP basis. GAAP earnings are targeted to be between a net income of $5.1 million to $8.5 million, or earnings of $0.04 to $0.07 per diluted share.  Non-GAAP earnings are targeted in a range of net income of $16.2 million to $19.6 million, or $0.14 to $0.17 per diluted share. The GAAP and non-GAAP net income targets are based on an estimated 114.3 million average outstanding shares.

The following table shows the GAAP to non-GAAP reconciliation for Q4FY’17 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	55.6% - 56.6%	4.4% - 6.1%	$0.04 - $0.07
Estimated adjustments for:
Amortization of product intangibles	0.6%	0.7%	$0.01
Stock based compensation	0.3%	2.2%	$0.03
Restructuring charge, net	-	1.2%	$0.02
Amortization of non product intangibles	-	0.6%	$0.01
Acquisition and integration costs	-	1.7%	$0.03

Non-GAAP	56.5% - 57.5%	11.0% - 12.3%	$0.14 - $0.17

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 4:30 p.m. Eastern (1:30 p.m. Pacific) today to review the third fiscal quarter results as well as the fourth fiscal quarter 2017 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through May 2, 2018.  The conference call may also be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing (855) 859-2056 /or international 1 (404) 537-3406   Conference ID # 6976972.

About Extreme Networks:

Extreme Networks, Inc. (EXTR) delivers software-driven networking solutions that help IT departments everywhere deliver the ultimate business outcome: stronger connections with customers, partners and employees. Wired to wireless, desktop to datacenter, on premise or through the cloud, we go to extreme measures for our customers in more than 80 countries, delivering 100% insourced call-in technical support to organizations large and small, including some of the world’s leading names in business, hospitality, retail, transportation and logistics, education, government, healthcare, and manufacturing. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme's website or call 1-888-257-3000.

Extreme Networks and the Extreme Networks logo, ExtremeManagement, ExtremeWireless, ExtremeControl and ExtremeAnalytics are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margins, non-GAAP operating expenses, and non-GAAP earnings per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustments, amortization of acquired intangibles, restructuring charges, executive transition costs, litigation expenses and overhead adjustments.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Statements in this release, including those concerning the Company’s business outlook, future financial and operating results, any anticipated benefits related to the potential asset acquisitions with Avaya and Broadcom and overall future prospects are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: our ability to realize the anticipated benefits of the WLAN business from Zebra Technologies Corporation and to successfully integrate the acquired technologies and operations into our business and operations; our ability to successfully close the Avaya and Brocade transactions and to successfully integrate the acquired technologies and operations into our business and operations;  failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment; our effectiveness in controlling expenses; the possibility that we might experience delays in the development or introduction of new technology and products; customer response to our new technology and products; risks related to pending or future litigation; and a dependency on third parties for certain components and for the manufacturing of our products.

More information about potential factors that could affect the Company's business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors".  Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$117,280	$94,122
Accounts receivable, net of allowances of $2,160 at March 31, 2017 and $3,257 at June 30, 2016	101,960	81,419
Inventories	47,689	40,989
Prepaid expenses and other current assets	25,343	12,438
Total current assets	292,272	228,968
Property and equipment, net	30,409	29,580
Intangible assets, net	27,766	19,762
Goodwill	82,680	70,877
Other assets	23,454	25,236
Total assets	$456,581	$374,423
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11,149	$17,628
Accounts payable	35,629	30,711
Accrued compensation and benefits	28,170	27,145
Accrued warranty	10,030	9,600
Deferred revenue, net	78,918	72,934
Deferred distributors revenue, net of cost of sales to distributors	44,258	26,817
Other accrued liabilities	37,062	26,691
Total current liabilities	245,216	211,526
Deferred revenue, less current portion	23,856	21,926
Long-term debt, less current portion	83,775	37,446
Deferred income taxes	6,140	4,693
Other long-term liabilities	9,808	8,635
Commitments and contingencies
Stockholders’ equity	87,786	90,197
Total liabilities and stockholders’ equity	$456,581	$374,423

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Net revenues:
Product	$110,789	$92,711	$310,709	$289,447
Service	37,875	32,175	108,708	99,325
Total net revenues	148,664	124,886	419,417	388,772
Cost of revenues:
Product	52,401	50,240	155,987	154,277
Service	14,117	11,926	40,684	36,382
Total cost of revenues	66,518	62,166	196,671	190,659
Gross profit:
Product	58,388	42,471	154,722	135,170
Service	23,758	20,249	68,024	62,943
Total gross profit	82,146	62,720	222,746	198,113
Operating expenses:
Research and development	24,691	18,852	67,003	59,836
Sales and marketing	38,759	38,322	116,824	111,442
General and administrative	9,612	8,957	27,296	27,896
Acquisition and integration costs	3,418	-	9,908	1,157
Restructuring and related charges, net of reversals	7,719	1,358	9,572	9,992
Amortization of intangibles	1,193	4,142	7,510	12,860
Total operating expenses	85,392	71,631	238,113	223,183
Operating loss	(3,246)	(8,911)	(15,367)	(25,070)
Interest income	236	28	374	84
Interest expense	(1,177)	(769)	(3,000)	(2,404)
Other income (expense), net	(251)	(266)	551	813
Loss before income taxes	(4,438)	(9,918)	(17,442)	(26,577)
Provision for income taxes	1,166	866	3,252	2,967
Net loss	$(5,604)	$(10,784)	$(20,694)	$(29,544)
Basic and diluted net loss per share:
Net loss per share - basic	$(0.05)	$(0.10)	$(0.19)	$(0.29)
Net loss per share - diluted	$(0.05)	$(0.10)	$(0.19)	$(0.29)
Shares used in per share calculation - basic	109,213	104,104	107,531	102,486
Shares used in per share calculation - diluted	109,213	104,104	107,531	102,486

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	March 31, 2017	March 31, 2016
Net cash provided by operating activities	$43,961	$18,913
Cash flows from investing activities:
Capital expenditures	(7,832)	(2,797)
Acquisition	(51,088)	-
Deposit related to future acquisition	(10,239)	-
Net cash used in investing activities	(69,159)	(2,797)
Cash flows from financing activities:
Borrowings under Revolving Facility	-	15,000
Borrowings under Term Loan	48,250
Loan fees on borrowings	(1,327)
Repayment of debt	(7,775)	(23,125)
Proceeds from issuance of common stock	9,180	4,460
Net cash provided by (used in) financing activities	48,328	(3,665)

Foreign currency effect on cash	28	(342)

Net increase in cash and cash equivalents	23,158	12,109

Cash and cash equivalents at beginning of period	94,122	76,225
Cash and cash equivalents at end of period	$117,280	$88,334

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, ("GAAP"), Extreme Networks uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustments, amortization of intangibles, restructuring expenses, executive transition expenses, litigation expense and overhead adjustments.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value.  In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustment, amortization of  intangibles, restructuring expenses,  executive transition costs, litigation expenses and overhead adjustments.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP.  Extreme Networks excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of legal and professional fees related to the acquisition of Zebra Technologies Corporation’s wireless LAN business.   Extreme

Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Purchase accounting adjustments.  Purchase accounting adjustments relating to deferred revenue consists of adjustments to the carrying value of deferred revenue.  We have recorded adjustments to the assumed deferred revenue to reflect only a fulfillment margin and thereby excluding the profit margin and revenue which would have been incurred had Extreme Networks entered into the service contract post-acquisition.

Acquired inventory adjustments.   Purchase accounting adjustments relating to the mark up of acquired inventory to fair value less disposal costs.

Amortization of acquired intangibles.  Amortization of acquired intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring expenses. Restructuring expenses primarily consist of accrued lease costs pertaining to the estimated future obligations for non-cancelable lease payments and accelerated depreciation of leasehold improvements related to excess facilities. Extreme Networks excludes restructuring expenses since they result from events that often occur outside of the ordinary course of continuing operations.

Executive transition expenses.  Executive transition expenses consists of severance and termination benefits and legal transition cash transactions.  The expenses are incurred through execution of pre-established employment contracts with senior executives.  The Company does not believe these expenses are reflective of ongoing cash requirements related to its operating results.

Litigation expenses. Litigation expenses consist of legal and professional fees and expenses related to our on-going ligation matter as a result of a securities laws class action lawsuit.

Overhead adjustments. Overhead adjustment relate to service inventory overhead capitalization, this was a one-time event and was non-cash in nature.

In addition to the non-GAAP measures discussed above, Extreme uses free cash flow as a measure of operating performance.  Free cash flow represents operating cash flows less net purchase of property and equipment on a GAAP basis.  Extreme considers free cash flows to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet.  A limitation of the utility of free cash flows as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Revenue	Three Months Ended		Nine Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016

Revenue - GAAP Basis	$148,664	$124,886	$419,417	$388,772
Adjustments:
Purchase accounting adjustment	-	377	133	1,131
Revenue - Non-GAAP Basis	$148,664	$125,263	$419,550	$389,903

Non-GAAP Gross Margin	Three Months Ended		Nine Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016

Gross profit - GAAP Basis	$82,146	$62,720	$222,746	$198,113
Gross margin - GAAP Basis percentage	55.3%	50.2%	53.1%	51.0%
Adjustments:
Stock based compensation expense	129	428	737	1,644
Purchase accounting adjustments	-	377	133	1,131
Acquired inventory adjustments	1,963	-	4,263	-
Acquisition and integration costs	(413)	-	5,104	-
Amortization of intangibles	891	3,417	6,027	11,416
Service inventory overhead capitalization	-	-	-	(1,493)
Gross profit - Non-GAAP Basis	$84,716	$66,942	$239,010	$210,811
Gross margin - Non-GAAP Basis percentage	57.0%	53.4%	57.0%	54.1%

Non-GAAP Operating Income	Three Months Ended		Nine Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016

GAAP operating loss	$(3,246)	$(8,911)	$(15,367)	$(25,070)
GAAP operating loss percentage	(2.2)%	(7.1)%	(3.7)%	(6.4)%
Adjustments:
Stock based compensation expense	2,474	3,503	9,328	12,120
Acquisition and integration costs	3,005	-	15,012	1,145
Restructuring charge, net of reversal	7,719	1,358	9,572	9,992
Acquired inventory adjustments	1,963	-	4,263	-
Amortization of intangibles	2,084	7,559	13,537	24,276
Purchase accounting adjustments	-	377	133	1,131
Executive transition costs	-	1,395	34	1,395
Litigation	(44)	85	219	164
Service inventory overhead capitalization	-	-	-	(1,493)
Total adjustments to GAAP operating loss	$17,201	$14,277	$52,098	$48,730
Non-GAAP operating income	$13,955	$5,366	$36,731	$23,660
Non-GAAP operating income percentage	9.4%	4.3%	8.8%	6.1%

Non-GAAP Net Income	Three Months Ended		Nine Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016

GAAP net loss	$(5,604)	$(10,784)	$(20,694)	$(29,544)
Adjustments:
Stock based compensation expense	2,474	3,503	9,328	12,120
Acquisition and integration costs	3,005	-	15,012	1,145
Restructuring charge, net of reversal	7,719	1,358	9,572	9,992
Amortization of intangibles	2,084	7,559	13,537	24,276
Acquired inventory adjustments	1,963	-	4,263	-
Purchase accounting adjustments	-	377	133	1,131
Executive transition costs	-	1,395	34	1,395
Litigation	(44)	85	219	164
Service inventory overhead capitalization	-	-	-	(1,493)
Total adjustments to GAAP net loss	$17,201	$14,277	$52,098	$48,730
Non-GAAP net income	$11,597	$3,493	$31,404	$19,186

Earnings per share
Non-GAAP diluted net income per share	$0.10	$0.03	$0.28	$0.18

Shares used in diluted net income per share calculation
Non-GAAP shares used	112,576	105,956	110,455	104,650

Free Cash Flow	Three Months Ended		Nine Months Ended
	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016

Cash flow provided by operations	$24,673	$4,946	$43,961	$18,913
Less: PP&E CapEx spending	(3,170)	$(1,388)	(7,832)	(2,797)
Total free cash flow	$21,503	$3,558	$36,129	$16,116